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                                                                     EXHIBIT 4.3

                          STURM, RUGER & COMPANY, INC.
                            1998 STOCK INCENTIVE PLAN

         1.       Purpose.

                  The purpose of the Sturm, Ruger & Company, Inc. 1998 Stock Incentive Plan (the "Plan") is to enable Sturm, Ruger & Company, Inc. (the "Company") and any Related Company (as defined below) to attract and retain employees who contribute to the Company's success by their ability, ingenuity, and industry, and to enable such employees to participate in the long-term success and growth of the Company by giving them an equity interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture, or other entity in which the Company owns, directly or indirectly, at least a twenty per cent (20%) beneficial ownership interest.

         2.       Types of Awards.

                  2.1 Awards under the Plan may be in the form of Stock Options or Stock Appreciation Rights;

                  2.2 An eligible employee may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

         3.       Administration.

                  3.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors or such other committee appointed either by the Board of Directors of the Company (the "Board") or by such Compensation Committee (the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition or disposition of securities granted or awarded hereunder, action by the Committee may be by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3 as promulgated under Section 16(b) of the Exchange Act, appointed by the Board or by the Compensation Committee of the Board. Members of the Committee shall serve at the pleasure of the Board.

                  3.2 The Committee shall have the authority to grant awards to eligible employees under the Plan; to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the


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Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

         (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

         (b) to select the employees to whom awards will be granted;

         (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder;

         (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

         (e) to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause, or other termination of employment;

         (f) to determine, pursuant to a formula or otherwise, the fair market value of the Stock on a given date;

         (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee or (iv) that the employee has no rights with respect to such dividends;

         (h) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

         (i) to amend the terms of any award, or to accelerate the vesting of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

         (j) to substitute new Stock Options or new Stock Appreciation Rights for previously granted Stock Options or previously granted Stock Appreciation Rights, in each case including previously granted Stock Options or previously granted Stock Appreciation Rights having higher exercise prices.



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                  3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

                  3.4 The Committee may from time to time delegate to one or more officers of the Company, or any Related Company, any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

                  3.5 Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to the grant of an award hereunder (and, as applicable, with respect to the disposition to the Company of a security acquired pursuant to an award hereunder), or as otherwise determined advisable by the Committee, the terms of the grant of awards under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to grant awards under the Plan, including, but not limited to, the authority of the Committee to grant awards qualifying for the special performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the treasury regulations thereunder.

         4.       Stock Subject to Plan.

                  4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,000,000. The shares of Stock hereunder may consist of authorized but unissued shares or treasury shares. No more than 500,000 shares of Stock shall be available for distribution under the Plan to any single individual with respect to any Stock Options awarded hereunder and no single individual shall be granted Stock Appreciation Rights hereunder related to more than 500,000 shares of Stock. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against either of these share limits, except as may otherwise be provided under Section 162(m) of the Code. Shares of Stock reserved and available for distribution under the Plan shall further be subject to adjustment as provided below.

                  4.2 To the extent a Stock Option or Stock Appreciation Right is surrendered, canceled, or terminated without having been exercised, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Notwithstanding the foregoing, surrender, cancellation, termination, or forfeiture of a Stock Option, award or issuance of shares shall not be disregarded for purposes of applying the individual limit on available shares described in Section 4.1 with respect to any individual with respect to whom the provisions of Section 162(m) of the Code apply. At no time will the overall number of shares issued under the Plan plus the number of shares covered by outstanding awards under the Plan exceed the aggregate number of shares authorized under the Plan. At no time will the number of shares issued under the Plan to any individual plus the number of shares covered by


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a previous award to such individual under the Plan, whether or not outstanding, exceed the number of shares authorized under this Plan for a single individual.

                  4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets (including cash), or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the aggregate number of shares of Stock available for distribution under the Plan to any single individual with respect to a Stock Option awarded hereunder, the aggregate number of shares of Stock that relate to Stock Appreciation Rights that may be granted to any single individual hereunder, the identity of the stock to be issued under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by employees, the Company or any Related Company, as the case may be, with respect to outstanding awards.

         5.       Eligibility.

                  Officers and other employees of the Company and Related Companies are eligible to be granted awards under the Plan. A director of the Company or a Related Company who is not also an employee of the Company or a Related Company will not be eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

         6.       Stock Options.

                  6.1 The Stock Options awarded under the Plan may be of two types: (I) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

                  6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that with respect to persons subject to Section 16 of the Exchange Act, the option price shall not be less than 50% of the fair market value of the Stock on the date of the award of the Stock Option.

         (b) Option Term. The term of each Stock Option shall be determined by the Committee.

         (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides


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that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing.

         (e) No Stockholder Rights. An optionee shall have neither rights to dividends (other than amounts credited in accordance with Section 3.2(g)) nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

         (f) Surrender Rights. The Committee may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

         (g) Non-transferability. Except as provided in this Section 6.2(g), Stock Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative. Subject to such administrative conditions as the Committee may prescribe, an optionee may, upon providing written notice to the Committee or its designee, elect to transfer, without consideration therefor, all or any portion of the Non-Qualified Options granted to the optionee under the Plan to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the optionee and/or the members of his or her immediate family, or to such other entities as may be determined by the Committee (each, a "permissible transferee"). Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 6.2(g) shall be void and unenforceable against the Plan and the Company. For purposes of this Section 6.2(g), the term "immediate family" shall mean, with respect to a particular optionee, the optionee's spouse, parents, children, stepchildren, legally adopted children, and grandchildren, and such other persons as may be determined by the Committee. The terms of any such Non-Qualified Option, as set forth under the Plan or otherwise, shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the optionee, and, as applicable, a permissible transferee hereunder. The exercise of a Non-Qualified Option that is transferred pursuant to this Section 6.2(g) and the shares of Common Stock acquired thereby shall be subject to the applicable provisions of the Plan and to all applicable requirements of law, including, but not limited to, to the extent applicable, the registration requirements under the Securities Act of 1933, as amended. Upon any transfer of a Non-Qualified Option, as provided in this Section 6.2(g), the permissible transferee with respect to such option shall be subject to the provisions of the Plan that otherwise would apply to such option if it was still held


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by the optionee. The Committee may further restrict the transferability of such shares and require a legend to be endorsed on the certificates representing the shares.

         (h) Option Agreement. Each Stock Option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such Option is granted or a grant letter executed by the Company.

         (i) Investment Purposes. The Committee may require a Stock Option holder to give satisfactory assurances that the shares purchased by him pursuant to any such Stock Option are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws.

         (j) Registration. The Committee may condition the exercise of a Stock Option upon the listing, registration, or qualification of the shares covered by such Stock Option upon a securities exchange or under applicable securities laws.

                  6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall: (i) be awarded to any person who is not an employee of the Company (or any subsidiary thereof); (ii) have an option price which is less than 100% of the fair market value of the stock on the date of the award of the Stock Option (110% for 10% owners); (iii) be exercisable more than ten years after the date such Incentive Stock Option is awarded (five years for 10% owners), or (iv) be awarded more than ten years after the effective date of the Plan.

         7.       Stock Appreciation Rights.

                  7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares as to which the award is granted on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

         8.       Tax Withholding.

                  8.1 Each employee shall, no later than the date as of which the value of an award (or portion thereof first becomes includible in the employee's income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local, or other taxes of any kind required by law to be withheld with respect to the award (or portion thereof). The obligation of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee including, but not limited to, the right to withhold shares of Stock otherwise deliverable to the employee with respect to any awards hereunder.


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                  8.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may irrevocably elect to have the withholding tax obligation or any additional tax obligation with respect to any awards hereunder satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to the employee with respect to the award, (ii) delivering to the Company shares of unrestricted Stock, or (iii) through any combination of withheld and delivered shares of Stock as described in (i) and (ii).

         9.       Amendments and Termination.

                  The Board or the Committee may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 (or any successor rule) or other regulatory requirements.

         10.      General Provisions.

                  10.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule, or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  10.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company or of a Related Company, any right to continued employment.

                  10.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                  10.4 No member of the Board or the Committee, nor any officer or employee of the Company or a Related Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the


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Company and Related Companies acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         11.      Effective Date and Duration.

                  The Plan shall be effective on October 28, 1998, subject, to the extent required by law, to approval by the Company's stockholders. No awards shall be made under the Plan after ten years following the date of adoption.




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